Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Media contact:
Suzie Boland
RFB Communications Group
813-259-0345
sboland@rfbcommunications.com

Oxbridge Re Holdings Reports First Quarter 2016 Results

GRAND CAYMAN, Cayman Islands (May 16, 2016) -- Oxbridge Re Holdings Limited (OXBR), a provider of reinsurance solutions to property and casualty insurers in the Gulf Coast region of the United States, reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Results
Net premiums earned decreased 11% to $1.4 million driven by lower rates on policies in force during the quarter ended March 31, 2016 compared with the previous quarter.

Net investment income totaled $94,000, coupled with $56,000 of net realized investment gains. This compares with $76,000 of net investment income coupled with $644,000 of net realized investment gains for the first quarter of 2015.

Losses incurred for the quarter ended March 31, 2016 were $63,000 compared with Nil for the previous quarter. The losses incurred were as a result of loss activity occurring under one contract during the quarter, and the resulting establishment of reserves to cover such losses.

Total expenses, including policy acquisition costs, underwriting expenses and general and administrative expenses, were $488,000 compared with $437,000 in the first quarter of 2015. The increase was driven by the establishment of reserves for losses and loss adjustment expenses as per above.

Net income totaled $1.0 million or $0.17 per basic and diluted earnings per common share compared with $1.8 million or $0.30 per basic and diluted earnings per common share in the first quarter of 2015. The decrease was primarily due to increased expenses coupled with lower net realized investment gains during the quarter ended March 31, 2016.

Dividends paid per share were $0.12 for the first quarter of 2016, unchanged from the first quarter of 2015.

At March 31, 2016, cash and cash equivalents, and restricted cash and cash equivalents, totaled $37.5 million, compared with $39.0 million at December 31, 2015.

First Quarter 2016 Financial Ratios
Loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to premiums earned. The loss ratio was 4.6% for the first quarter of 2016 compared with a loss ratio of 0.0% during the first quarter of 2015.

Acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses to net premiums earned. The acquisition cost ratio was 4.4% for the first quarter of 2016 compared with 5.6% for the same year-ago period. The decrease was due to lower average acquisition costs on reinsurance contracts during the first quarter of 2016.

Expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses to net premiums earned. The expense ratio totaled 30.8% during the first quarter of 2016 compared with 28.2% during the first quarter of 2015. The increase is due to the relatively smaller decrease in general and administrative expenses when compared with the decrease in net premiums earned.

Combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratios totaled 35.3% for the first quarter of 2016 and 28.2% for the first quarter of 2015.

Management Commentary
“The momentum we established during 2015 resulted in a successful first quarter of 2016,” said Oxbridge Re Holdings President and CEO Jay Madhu. “Our prudent underwriting processes resulted in the strong performance of our reinsurance contracts despite an unusually high number of adverse weather events in the Gulf Coast during the quarter.”

Subsequent Events
Subsequent to the quarter end, the company recently declared its regular quarterly cash dividend in the amount of 12 cents. The dividend will be paid on June 30, 2016 to shareholders of record on the close of business June 20, 2016.

Conference Call
Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and CEO Jay Madhu, and Financial Controller Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time.

The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.oxbridgere.com.

Date: Monday, May 16, 2016
Time: 4:30 p.m. Eastern time
Listen-only toll-free number: 877-407-0782
Listen-only international number: 201-689-8567
Conference ID: 13635512

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Precision IR at 919-481-4000 or operations@issuerdirect.com.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.oxbridgere.com until June 16, 2016.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415
Conference ID: 13635512

About Oxbridge Re Holdings Limited
Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge's licensed reinsurance subsidiary, Oxbridge Reinsurance Limited, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company's ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols "OXBR" and "OXBRW," and the company's common stock is included in the Russell Microcap Index.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change.

-Tables to follow-

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARY
Consolidated Balance Sheets
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At March 31, 2016	At December 31, 2015
	(Unaudited)
Assets
Investments:
Fixed-maturity securities, available for sale, at fair value (amortized cost: $6,192 and $3,080, respectively)	$6,219	3,096
Equity securities, available for sale, at fair value (cost: $8,033 and $7,742, respectively)	6,820	6,252
Total investments	13,039	9,348
Cash and cash equivalents	8,614	8,584
Restricted cash and cash equivalents	28,889	30,368
Accrued interest and dividend receivable	31	25
Premiums receivable	1,655	4,117
Deferred policy acquisition costs	55	90
Prepayment and other receivables	93	91
Property and equipment, net	59	64
Total assets	$52,435	52,687

Liabilities and Shareholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses	$63	-
Loss experience refund payable	12,001	9,913
Unearned premiums reserve	2,606	5,571
Accounts payable and other liabilities	104	176
Total liabilities	14,774	15,660

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 6,060,000 shares issued and outstanding)	6	6
Additional paid-in capital	33,687	33,657
Retained earnings	5,154	4,838
Accumulated other comprehensive loss	(1,186)	(1,474)
Total shareholders’ equity	37,661	37,027
Total liabilities and shareholders’ equity	$52,435	52,687

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARY
Consolidated Statements of Income (unaudited)
(expressed in thousands of U.S. Dollars, except per share and share amounts)

Revenue	March 31,
	2016	2015
Assumed premiums	$503	600
Change in loss experience refund payable	(2,088)	(2,052)
Change in unearned premiums reserve	2,966	2,999

Net premiums earned	1,381	1,547
Net realized investment gains	56	644
Other-than-temporary impairment losses	-	-
Net investment income	94	76

Total revenue	1,531	2,267

Expenses
Loss and loss adjustment expenses	63	-
Policy acquisition costs and underwriting expenses	61	87
General and administrative expenses	364	350

Total expenses	488	437

Net income	$1,043	1,830

Earnings per share
Basic and Diluted	$0.17	0.30

Weighted-average shares outstanding
Basic and Diluted	6,060,000	6,044,667

Diluted

Dividends paid per share	$0.12	0.12

Performance ratios to net premiums earned:
Loss ratio	4.6%	0%
Acquisition cost ratio	4.4%	5.6%
Expense ratio	30.8%	28.2%
Combined ratio	35.3%	28.2%